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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated February 28, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-69987) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account B.



                                                           /s/ ERNST & YOUNG LLP





Boston, Massachusetts
April 23, 2002